UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report:  February 20, 2000


                           Sonic Jet Performance, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)


Colorado                      0-22273                       84-1383888
--------                      -------                       ----------
(State or other              (Commission                    (IRS Employer
jurisdiction                 File Number)                   Identification No.)
incorporation)


         15662 Commerce Lane, Huntington Beach, California            92649
         --------------------------------------------------           -----
         (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (714) 895-0944

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         None.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         None.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None.


ITEM 5.  OTHER EVENTS

         The Company is conducting a search for a new CEO.


ITEM 6.   RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS

         Alan Weaver has been removed by the Board of Directors as President and CEO and Chairman of the Board effective as of February 13, 2001. Albert Mardikian has been appointed as interim CEO. Rao Mankal has been appointed Secretary of the Company.

         ALBERT MARDIKIAN age 54. In 1998, he became Design Director and Chairman/CEO of International Operations. Prior thereto, from 1997 to July 1998, Mr. Mardikian was a member of Sonic Jet Performance, LLC, the predecessor to the Company. Prior thereto, from 1986 to 1997, he was in manufacturing various types of personal watercraft. In addition, Mr. Mardikian has been a Director and/or executive officer of various privately held companies owned by his family and others. Mr. Mardikian holds a degree from Northrop University in aircraft maintenance, design and engineering.

         MADHAVA RAO MANKAL, age 49. Mr. Mankal has served as Chief Financial Officer of the Company since May 1999. Prior to that, he served as Controller of American Power Products, Inc. from July 1997 to May 1999, and manager at
American Power Products, Inc. from September 1994 to July 1997. He has international experience in various manufacturing industries as Controller for over 20 years including Financial Advisor, New Halfa Agricultural Corporation, Government of Sudan (Rehabilitation Project Management Unit, World Bank). He has Bachelors degree in Commerce, Certificate from Institute of Chartered Accountants of India, Certificate from Institute of Cost Accountants of India.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Businesses - None.
         (b)  Exhibits - None.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  February 20, 2000                SONIC JET PERFORMANCE, INC.



                                        By:   /s/ Albert Mardikian
                                             -----------------------------------
                                                 CEO